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                                                     EXHIBIT 23.2



INDEPENDENT AUDITORS'  CONSENT

We consent to the incorporation by reference in this Registration Statement of U.S. Bancorp on Form S-4 of our report dated January 30, 1996 (February 11, 1996 as to the final paragraph of Note 2), appearing in the Annual Report on Form 10-K of U.S. Bancorp for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Registration Statement.

DELOITTE & TOUCHE LLP


Portland, Oregon
April 5, 1996